Prospectus Supplement No. 3	Filed Pursuant to Rule 424(b)(3)
(to Prospectus Dated October 27, 2016)	Registration No. 333-211289

Umatrin Holding Limited

100,000,000 Shares of Common Stock

This prospectus supplement no. 3 supplements the prospectus dated October 27, 2016, (“the Prospectus”) which forms a part of our registration statement on Form S-1 (Registration Statement No. 333-211289) relating to the sale of up to 100,000,000 shares of our common stock at a fixed price of $.02 per share.

This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 17, 2017 (the “Report”). Accordingly, we have attached the Report to this prospectus supplement.

The attached information amends and supplements certain information contained in the Prospectus. This prospectus supplement is not complete without, and should not be delivered or utilized, except in conjunction with the Prospectus, including any supplements and amendments thereto. You should read this prospectus supplement in conjunction with the Prospectus, including any supplements and amendments thereto.

Our common stock is currently listed on the OCTQB under the symbol “UMHL.” On April 17, 2017, the last reported sale price of our common units on the OTCQB was $0.055 per unit. Our stock is thinly traded and there is no active trading market developed for our shares of common stock.

Investing in our common stock involves risks. You should carefully consider the risk factors for our business, our industry and our securities, which begin on page 1 of the Prospectus, as well as any updates to such risk factors included in any supplements and amendments thereto.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 19, 2017.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2016

or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___________ to ___________

Commission file number: 333-153261

UMATRIN HOLDING LIMITED
(Exact name of registrant as specified in its charter)

Delaware	30-0955525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

315 Madison Ave 3rd Floor PMB #3050 New York City, NY	10017
(Address of principal executive offices)	(Zip Code)

(866)-874-4888

Registrant's telephone number, including area code

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class:	Name of each exchange on which registered:
None	None

Securities registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, par value $0.00001

(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

State the aggregate market value of the voting and non-voting common equity held by non-affiliates as of June 30, 2016: $910,975.

As of April 14, 2017, the number of shares of common stock of the registrant outstanding is 67,756,472 par value $0.00001 per share.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Annual Report on Form 10-K contains "forward-looking statements". Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as "anticipate," "believe," "estimate," "intend," "could," "should," "would," "may," "seek," "plan," "might," "will," "expect," "anticipate," "predict," "project," "forecast," "potential," "continue" negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this Annual Report on Form 10-K and include information concerning possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the Annual Report on Form 10-K. All subsequent written and oral forward-looking statements concerning other matters addressed in this Annual Report on Form 10-K and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Annual Report on Form 10-K.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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PART I

ITEM 1. BUSINESS.

Overview

Umatrin Holding Limited (formerly known as Golden Opportunities Corporation) (the "Company) was incorporated in the state of Delaware on February 2, 2005. The Company was originally incorporated in order to locate and negotiate with a targeted business entity for the combination of that target company with the Company.

On January 6, 2016, the Company acquired 80% of the equity interests of U Matrin Worldwide SDN BHD ("Umatrin") in exchange for the issuance of a total of 100,000,000 shares of its common stock to the two holders of Umatrin, Dato' Sri Eu Hin Chai and Dato' Liew. Immediately following the Share Exchange, the business of Umatrin became the business of UMHL. The UMHL operation office remained in Malaysia and the business market will remain focus in Asia.

Background of Umatrin Holding Limited

UMATRIN HOLDING LIMITED, formerly known as Golden Opportunities Corporation, was incorporated in the state of Delaware on February 2, 2005 ("UMHL", or the "Company"). The Company was originally incorporated in order to locate and negotiate with a targeted business entity for the combination of that target company with the Company.

On March 27, 2015, a total of 19,555,000 shares were acquired by Umatrin Group Ltd ("UGL", a company incorporated in Seychelles, through its principal and director, Dato' Sri Eu Hin Chai ("Dato' Sri"). At that time, UGL also acquired promissory notes that covert into common shares of the UMHL. In April 2015, the promissory notes were converted into 24,749,100 shares of UMHL common stock. Upon conversion, UGL held 44,304,100 shares of UMHL common stock out of a total issued and outstanding of 58,319,100 shares. As a result of UGL's acquisition, UGL currently hold 75% of the outstanding shares in UMHL and is the majority shareholder of UMHL.

On March 31, 2015, symbol of the Company's common stock was changed to "UMHL".

On March 31, 2015, Dato' Sri was appointed to the board of directors. In addition, Michael Zahorik was appointed as the Vice President to provide management continuity and to provide his insight and expertise with the Company's development. Dato Sri' was appointed as President and CEO to serve until the next shareholder meeting, and continuing thereafter until removal or resignation.

Michael Zahorik has since resigned from his position at the Company and Dato' Sri remains as an officer of the Company.

Background of U Matrin Worldwide SDN BHD

U Matrin Worldwide SDN BHD, formerly known as OLC Worldwide SDN BHD, was incorporated in Malaysia on July 22, 1993 ("Umatrin").

Since its incorporation until September 2014, Umatrin remained dormant. On April 26, 2013, Umatrin was awarded with a direct selling license (number AJL932015) by the Ministry of Domestic Trade and Consumer Affairs in Malaysia. However, since April 26, 2013 and until September 2014, Umatrin maintained no operation.

On July 3, 2014 and August 12, 2014, Umatrin appointed both Dato' Liew Kok Hong ("Dato' Liew") and Dato' Sri as the company's directors. Together, Dato' Liew and Dato' Sri with Dato' Ho Phooi Keow ("Dato' Ho"), the co-founder of Umatrin, decided to start the business and expand it throughout Asia as a leading Online to Offline (O2O) company that provides technology, products and services to enable consumers, merchants, and other participants to conduct E-commerce on its I-Cloud ecosystem. As of the date of this Annual Report, both Dato’ Liew and Dato’s Ho have resigned from their positions at the Company due to respective personal reasons.

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As an early-stage company, Umatrin focuses on health and beauty care products. Umatrin had cooperated with several corporations and is appointed as their sole distributor for their health and beauty care products in Asia. Umatrin introduces its products via online platform and offline platform which is our retail shop. At our retail store, Umatrin also provides training and product introductory speeches to public.

At the early stage of our business, our marketing teams focus on selling our products to the end-user and also introduced an Independent Dealer Program to our customer. To qualified, the customer only needs to host a product demo and then will receive a discount on product purchases and earn additional credit for each product sold during the demo. Consequently, our customer will become our Independent Dealer. As to date, we have about 20,000 dealers selling our products.

Main Business Activities

Although Umatrin was awarded a Multi-Level Marketing License, Umatrin did not operate by way of multi-level marketing strategy. Instead, Umatrin applies leading O2O (Online to Offline) marketing strategy to both retail and wholesale trade. Umatrin provides technology and services to enable consumers, merchants and other participants to conduct business in our cloud-based trading system.

Umatrin uses advanced network technology and rigorous management system to create unlimited business brand space. Without allocating large sums of operating cost, it continuously introduces new products, combined with O2O internet business model and career opportunities.

Our Products

We have curated non-toxic beauty, personal care to health and wellness products. The principal markets for Umatrin's products are in Malaysia. We market out products through three primary methods: direct contact, online distribution and/or by our dealer program. Our marketing and sales teams work closely together to maintain a high standard of service to our customers. Each and every new product launched will be communicated to our existing customers and to the public. Since September 2014, our best seller products include:

(a) Hydrogen Antioxidant Water Purifier

Water is a fundamental to human. Each person on Earth requires at least 20 to 50 liters of clean, safe water a day for drinking, cooking and, simply keeping themselves clean. Polluted water isn't just dirty – it's deadly. Every year 1.8 million people die of diarrheal diseases like cholera. In short, the origin of healthy life is sustained by pure and clean water.

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Umatrin introduces the Hydrogen Antioxidant Water Purifier to produce pure and clean water for our customers. The product is manufactured by Hyundai Warcotec Co. Ltd. from Korea. This product removes water impurities using 4 types of filters:

(1) Pre-Carbon filter: The carbonfilter applying the suction method of charcoal sucks and eliminates the chlorine elements generated from the treatment process for the city water, organic compounds and odors.

(2) Nano Silver Filter: Antibacterial activated silver carbon, which can kill up to 99.99% of bacteria in water, is used to effectively remove various bacteria. Also provide enhanced taste and removal of odors from the purified water.

(3) Alkaline Filter: Emit minerals ions is used to stabilize the water pH and remove heavy metals as well as chemicals. This filter can also break the water molecules into small cluster, increases oxygen and energy level and speeds up metabolism.

(4) Post-carbon filter: This filter prevents the propagation of germs and eliminating odors melted into water, generating colorless and odorless clean drinking water.

(b) Hydrogen Alkaline Water Stick

Tap water is supposedly clean, but it contains a host of contaminants. Bottled water is often just tap water by another name, and even water that did come from a natural spring originally may have been sitting around in its plastic bottle, leaching nasty chemicals, for two or three years before being consumed.

Alkaline water, high in active hydrogen, can help neutralize stomach acid in acid reflux. This 'micro-clustering' of the water molecules is what makes the water so hydrating.

(c) UNIBERSIH

Unibersih is a natural and unpolluted herbal essence. This unique essence which consist of a total of eleven kinds of organic natural herbs is an all-rounded detoxification element which can excrete waste and toxins thoroughly. It is applicable to those problems brought to our body in modern living, such as constipation, pigmentation, overweight, bad breath, unsound sleep, lack of physical strength, indigestion, abdominal swelling, dry and pale skin, poor immune system etc. It can also strengthen the function of detoxification.

(d) SOYME

Soyme is a Malaysian version of Nattō which is made from soybeans, typically nattō soybeans. The benefit of Soyme includes:

i. Prevents Heart Disease

Soyme has the ability to act as a natural and effective blood thinner in the body, which enables the blood to freely flow throughout the arteries so as to support the vital organs. It can also be very useful in preventing plaque from developing in the complex arteries, which in turn reduces the risk from arterial clotting.

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ii. Anti-Aging Effects

Soyme is rich in protein, it will keep the skin healthy so as to look younger for a considerable amount of time. It also contains high amount of vitamin K2, which is a natural and potent anti-aging agent that helps improve the overall health condition of the skin.

iii. Improves Blood Circulation

Soyme could improve the body's blood circulation, which greatly helps various vital organs to function normally. As Soyme increases blood flow, it helps to prevent the narrowing and hardening of arteries.

iv. Lowers Cholesterol

As an excellent blood thinner, Soyme becomes a valuable agent in reducing the body's cholesterol levels. With these great benefits, consumers are able to have a lesser risk from suffering heart related conditions and other serious health problems.

(e) SOPHIELICIOUS

Sophielicous is an anti-aging supplement formulated by using a novel processing technology and the ingredients consists of 3 types of plant stem cells and collagen tri-peptide to enhance the longevity of skin cells. Apple stem cell obtained from the rare and endangered Swiss apple which found rich in epigenetic factors and metabolites to activate sleeping cell, repairs and regenerates new cell; Grape stem cell ensures the vitality and generation capacity of the skin, to protect and prevent the UV damage and pigmentation thus even the skin tone; Argon stem cell derived from very resistant and rare argon tree is for a deep-seated rejuvenation of the skin, restoration of the skin's firmness and wrinkle reduction. It also contains the wonder from deep sea: marine collagen used is in the very short chain of amino acids known tri-peptide. Collagen tri-peptide with the small molecule size can be absorbed fast to the body compare to others collagen, works as cushion and support the epidermis, making it firm and preventing our skin from sagging; lastly the green tea extracts work as powerful antioxidant for the cell protection. Combining all benefits, Sophielicious provides significant anti-aging effect and restores skin.

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(f) AKERO SECRET ANTI-AGING SKIN CARE SERIES

Umatrin introduces our own anti-aging skin care series known as "AKERO SECRET". The product was developed with 100% natural botanical active ingredients and adopted a unique nanotechnology for skin hydration and anti-aging. This technology gives user a luminous, firm and flawless skin. It improves skin tone in just 7 days and skin will look more plump in just 14 days. After 28 days, skin will look more translucent. Continuous use will improve skin elasticity, lightens pigmentation, for a brighter looking skin. AKERO SECRET includes moisturizing cleansing foam, facial toner, brightening serum, soothing emulsion, ageless cream and protective sunscreen.

(g) AKERO Beauty Serum

This exclusive Akero Beauty Serum contained the latest Swiss Apple Stem Cell active ingredients which help to neutralizes and repairs the effects of emotional and environmental stress on the skin. It helps to restore the skin complexion, firm up and reduce fine wrinkle lines, makes the skin look fuller, whiter, younger and more beautiful. As we age, the reduced turnover of our cells means we can lose control over how our skin ages, and Epidermal stem cells needed to create healthy new skin are significantly reduced and function less efficiently. Scientists have found that a novel extract derived from the stem cells of a rare apple tree cultivated for its extraordinary longevity shows tremendous ability to rejuvenate aging skin. By stimulating aging skin stem cells, this plant extract has been shown to lessen the appearance of unsightly wrinkles. Clinical trials show that this unique formulation increases the longevity of skin cells, resulting in skin that has a more youthful and radiant appearance.

(h) AKERO Fruit Juice - Resveratrol Natural Antioxidants

Resveratrol is a natural antioxidant, can reduce blood viscosity, inhibiting platelet aggregation and vasodilation, maintain blood flow, can prevent the occurrence and development of various cardiovascular problems. Resveratrol through a variety of different ways to play a variety of effects has anti-allergic, antipyretic and analgesic activity. Resveratrol can inhibit cell inflammation; cell inflammation can lead to arthritis and other diseases.

Raw Materials and supplies

We do not depend on principal suppliers for any of our single product. Most of the raw materials were supplied by various suppliers and some are repackaged in Malaysia. Akero Secret, our anti-aging skin care product, was manufactured in Taiwan.

We have an Authorized Exclusive Distributorship with HYUNDAI Healthy Lifestyle Sdn Bhd, in which we should place a minimum order of 250 units of products identified in the agreement and use our best efforts to sale and distribute the products within Malaysia. The duration of the agreement is from May 1, 2015 to April 31, 2016.

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Intellectual Property

On December 31, 2015, our trademark "AKERO SECRET" was successfully registered with the Trademark Registry of Malaysia.

Licenses and agreements

We possessed 6 licenses for our products from Ministry of Health Malaysia, as listed below:

No.	Name of Cosmetic	Validity Period	Notification Number
1.	Moisturising Cleansing Foam	Aug. 17, 2015 – Aug. 17, 2017	NOT150803380K
2.	Facial Toner	Aug. 17, 2015 – Aug. 17, 2017	NOT150803381K
3.	Brightening Serum	Aug. 17, 2015 – Aug. 17, 2017	NOT150803382K
4.	Soothing Emulsion	Aug. 17, 2015 – Aug. 17, 2017	NOT150803383K
5.	Ageless Cream	Aug. 17, 2015 – Aug. 17, 2017	NOT150803384K
6.	Protective Sunscreen	Aug. 17, 2015 – Aug. 17, 2017	NOT150803385K

Our manufactures, CK Harvest (M) Sdn Bhd and APB Standard Sdn Bhd, possessed three licenses for our products from Ministry of Health Malaysia, as listed below:

No.	Name of Product	Validity Period	MAL/Notification Number	License Holder
1.	AKERO BEAUTY SERUM	January 5, 2016- January 5, 2018	NOT160100852K	AKERO BEAUTY SERUM
2.	Soyme	Dec 16, 2013 – Dec 16, 2018	MAL13125036T	Soyme
3.	Jian-Mei-Nin(Unibersih)	July 30, 2015 – July 30, 2020	MAL20001394T	Jian-Mei-Nin(Unibersih)

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Customers

We do not depend on any major customers. Our customers' basis consists of retail-based end-users and dealers.

Government Regulation

All of our health and beauty products are approved by our Ministry of Health in Malaysia.

Our Marketing Strategies

Umatrin markets products via online to offline. Umatrin believes that via online channel, we are able to reach our target audiences around the world. Based on Euromonitor International, internet retailing of health and beauty shows fast growth in Asia Pacific Market. As for our offline channel, we have one retail store in Malaysia, whereby anyone can step in and try our products. Following Umatrin's Mission: Improve each standard of living. We provide our customer with quality health and beauty products and also allow them to host event to share our products and at the same time earning additional credit for each sale during the event. Consequently, we will appoint them as our dealers if they wish to start-up their own business. Umatrin will provide market support to the dealers, such as advertisements, products introductory speeches and website to introduce the products to public. This strategy allows Umatrin's products to reach to each and every single person around the Asia Pacific as Umatrin's believe the best advertising will always be by way of word-of-mouth referrals.

Most of our customers and dealers are from Asia. We have 20,000 dealers in Asia. From Umatrin's sales, we have seen a market trend that consumers are buying more anti-aging products from us.

Industry Trends- Anti-Aging Products Market

Based on global research, by 2015, the anti-aging industry will grow by 82% in Asia Pacific and 72% in Japan. The global wellness products industry is a $569 billion industry, and anti-aging is one of the fastest growing categories. The global cosmetics and toiletries industry is a $333 billion industry, and anti-aging is its largest growing segment. In fact, the anti-aging market is predicted to reach a trillion dollars by 2025.

Hence, Umatrin is moving towards developing our own brand and anti-aging products. Recently we have developed a 100% natural anti-aging skin care series products under the brand "AKERO SECRET". We have received lots of positive feedbacks on this new skin care series. GCI Magazine had reported that "In anti-aging and beauty trends, the desire for more natural ingredients is one of the fastest growing around the world. According to Kline & Company, the natural personal care market is predicted to reach $6.7 billion in 2015 in the U.S. alone, and according to a recent anti-aging survey by Mintel, 76% of respondents who are concerned with aging report being interested in products with natural/organic ingredients".

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In view of the above, Umatrin does not stop right here, but aims at developing and manufacturing more anti-aging products to benefit the public enlarged. In order to achieve this, additional capital funds are required for Umatrin to venture into manufacturing industry and expanding further research and development to develop more and more quality products.

Competitive Analysis

Market Analysis

Asia is the Earth's largest and most populous continent. It comprises 30% of Earth's land area, and has historically been home to 60% of the planet's human population (roughly 4.4 billion people reside in Asia). Asian is notable for not only the overall large size, but unusually dense and large settlements as well as vast barely populated regions.

Rising individual incomes and changing lifestyles drive the global beauty care products industry. Revenue in the industry is forecast to reach an estimated $265 billion in 2017 with a CAGR of 3.4% over the next five years (2012-2017), highly influenced by the increasing demand in Asia Pacific (APAC) and Europe due to increase in GDP and the improving living standard.

Lucintel, a leading global management consulting and market research firm, has analyzed the global beauty care industry and presents its findings in "Global Beauty Care Products Industry 2012-2017: Trend, Profit, and Forecast Analysis." The industry encompasses manufacturers' segment revenue related to beauty care products. As per the study, increased awareness has resulted in higher demand for luxury products, especially cosmetics. Providing quality products at a low cost is a challenge for manufacturers. Skincare, the largest segment, represents the growth in products during the forecast period. Increased demand for multi-feature products such as moisturizing cream with sun protection and anti-aging or anti-wrinkle properties are likely to drive market growth.

The cosmetics segment also has growth potential as demand is increasing for premium cosmetics in the expanding middle class in developing countries. Total sales in the beauty and personal care industry were roughly $426 billion in 2011, total global beauty sales for January – March 2012 were up 14% to $2,278,000,000. Total Skincare sales were $844 million, up 19%. The cosmetic industry worldwide seems to be continuously developing, now more than ever with the advent of the Internet companies.

Many famous companies sell their cosmetic products online also in countries where they do not have representatives. At present, cosmetics industry is focusing on launching organic cosmetic products because people are now becoming more and more conscious about the chemicals and the harmful effects in the cosmetics. Players are globally exploring the markets to tap the hidden growth potential. Regulatory bodies are also ensuring that consumers have full knowledge about the ingredients of products and hence focusing on labeling.

A new global anti-ageing report from Research and Markets, forecasts the global product market will grow at a CAGR of 6.7% over the period 2013-2018, with the rising global ageing population being the main driver. (www.cosmeticsdesign-europe.com)

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Competitors

The beauty and health industry is highly competitive and, at times, subject to rapidly changing consumer preferences and industry trends. Competition generally provides incentives to boost brand strength, assortment and continuity of merchandise selection, reliable order fulfillment and on-time delivery, and a higher level of brand support and customer support. We compete with a large number of multi-national manufacturers of beauty and health products, many of which have significantly greater resources than we do. Many of our competitors also have the ability to develop and market products similar to and competitive with our products. Specifically, we compete with the major skin care companies which market many brands including Avon, Chanel, Clarins, Clinique, Estée Lauder, L'Oréal, Lancôme, Neutrogena and Shiseido, major health supplement companies which market many brands including USANA, CVS, Nature Made and Carlson Labs. Most, if not all of these competitors, have launched anti-aging skin care products. We also compete with several smaller prestige boutique and designer anti-aging products brands.

We believe that we compete primarily on the basis of product differentiation, sales and marketing strategy and distribution model. We focus on anti-aging industry by introducing quality natural products to be consumed or applied on skins to naturally reach the ultimate results. In addition, we are moving forward to develop our innovative product formulation and differentiated product concepts. We believe that our expertise within the anti-aging industry, brand authenticity and loyal consumer base, and multi-channel marketing and distribution expertise provide us with competitive advantages in the market for prestige anti-aging beauty and health products.

Principal Methods of Competition

A core element of our success is our distinctive Online to Offline (O2O) marketing strategy and multi-channel distribution model. We focus on educating consumers about the unique benefits of our products, developing intimate relationships with consumers, capitalizing on our multi-channel distribution strategy to effectively reach and engage those consumers and allowing our consumers to enjoy the benefit to be profitable by sharing the same to other consumers. We believe educational media such as products introductory demo and continuous products roadshows are effective at informing consumers about the innovative product formulation, application technique and resulting benefits of our products. We also believe that our company-owned boutiques enhance the authenticity of our brand and provide a personal environment in which we offer our broadest product assortment and provide one-on-one consumer consultations and product demonstrations. At the same time, our physical presence at the event hosted by our dealers have helped to further strengthen our brand image and provide additional points of contact to educate consumers about our products. Moreover, this model allows us to:

•	acquire new consumers and maintain premium brand positioning without large expenditures on print-based advertising and marketing common in our industry;
•	provide consumers the ability to select the most convenient channel to purchase our products;
•	develop intimate consumer relationships that foster brand loyalty and encourage repeat purchases;
•

build a base of recurring revenues as a substantial percentage of our consumers participate in our product continuity programs through which products initially purchased are automatically replenished; and

•	drive traffic across our sales channels.

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We believe that our company benefits from strong consumer loyalty as well as the emotional connection formed between our consumers and our brand. In turn, we believe that our consumers are strong advocates for our brand and have displayed a desire and willingness to convert others to our brand. Strong consumer loyalty has resulted in the development of a community of consumers who share a passion for our products and our brand. This community has expressed itself through attendance at events we sponsor, as well as events initiated by individual consumers. In addition, these loyal consumers have established multiple online community independent of the Company's efforts. This loyal community of users provides invaluable feedback that we often incorporate into our product development.

As consumers continue to blend their off-line and on-line activities, from "showrooming" and retail apps to sofa shopping and click-and-collect, the lines between internet retailing, e-commerce and physical retailing are increasingly blurred. Big retailers are taking an "omni-channel" approach by merging their offline, on-line and mobile capabilities to create a seamless experience for shoppers. To elaborate, consumer behavior driving internet sales surge. E-commerce and m-commerce have changed the way that consumers', even those who still visit physical stores, approach on shopping. The main drivers of e-commerce include: the search for value and convenience; increased access to, and usage of, the internet; faster download speeds; improved delivery and online payment methods; and the shift towards mobile devices such as smartphones and tablets. Hence, we will be co-operating with our partners to allow our consumer to purchase our products by just a click at their mobile devices apps.

We use third-party contract manufacturers and suppliers to obtain substantially all raw materials, components and packaging products and to manufacture finished some of products relating to our Umatrin and AKERO SECRET brands products. We utilize approximately 20 different product and packaging suppliers from which we source and contract manufacture our products. Suppliers purchase all necessary raw materials, including the natural ingredients used to manufacture our products.

With respect to our other third-party manufacturers, we make purchases through purchase orders. We believe that we have good relationships with our manufacturers and that there are alternative sources in the event that one or more of these manufacturers is not available. We continually review our manufacturing needs against the capacity of our contract manufacturers to ensure that we are able to meet our production goals, reduce costs, and operate more efficiently.

Research and Development

We invested approximately $19,500 for a third-party manufacturer to develop AKERO SECRET.

Employees

Umatrin's core team has served with numerous companies like E-commerce, financial sector companies and variety of internet services. The team has over five years' experiences in operating and managing E-commerce sites, brand marketing, product development and financial security. The team also has over ten years' experiences in internet performance and security and was involved in world-class networking enterprises. We currently have 28 full-time employees.

Recent Development

Pursuant to a registration statement on Form S-1 that was declared effective by the SEC on October 27, 2016 (the “Registration Statement”), we are offering for sale of a maximum of 100,000,000 shares of our common stock at a fixed price of $.02 per share. There is no minimum number of shares that must be sold by us for the offering to close. We will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our officers will be responsible for the sale of the shares. The offering will terminate upon the earlier to occur of: (i) the sale of all 100,000,000 shares being offered, or (ii) 120 days after this registration statement was declared effective by the SEC. However, we may extend the offering for up to 120 days following the 120 days offering period. We elected to extend the offering for additional 120 days on February 6, 2017. As of December 31, 2016, we issued 9,437,372 shares of common stock that are subject to the Registration Statement and received proceeds of $188,747.

13

ITEM 1A. RISK FACTORS

Smaller reporting companies are not required to provide the information required by this item.

ITEM 1B. UNRESOLVED STAFF COMMENTS

Smaller reporting companies are not required to provide the information required by this item.

ITEM 2. PROPERTIES.

We own the following building:

Location	Area (square meters)	Certificate No.	Encumbrance

No. 32, Jalan Radin Bagus 3, Bandar Baru Seri Petaling, 57000 Kuala Lumpur	178.4	Parcel of land held under PM8479	Leasehold property with its lease term expiring on May 4, 2110.

We lease the following building from SKH Media Sdn. Bhd. (the "Lessor"). Set forth in the following table is the information of such lease:

Location	Registered Owner of Land	Area (square meters)	Term and Expiration	Rent	Certificate No.	Encumbrance

No.22-01, Binjai 8, Premium SOHO, No.2, Lorong Binjai 50450 Kuala Lumpur	SKH Media Sdn. Bhd.	131	Monthly	MYR10,000.00	-	-

ITEM 3. LEGAL PROCEEDINGS

To the best of our knowledge, except as set forth below, there are no material pending legal proceedings or threat against us to which we are a party or of which any of our property is the subject. From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

A former Director of the Company represents that the Company owes back compensation for services he believes he rendered to the Company and expenses he paid on behalf of the Company. No claim has been filed against the Company for potential damages; accordingly, the Company is unable to reasonably estimate a potential loss or liability in this matter including related legal costs. In the event that a claim is filed against the Company, the Company will provide further disclosure and intends to fight such claim.

ITEM 4. MINE SAFETY DISCLOSURES.

Not Applicable.

14

PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Our common stock is quoted on the OTC Markets, or OTC, under the symbol “UMHL”. As of March 29, 2017, the closing price for our common stock was $0.0701 per share. The bid prices set forth below reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

The following table sets forth, for the periods indicated, the high and low bid prices of our common stock.

Fiscal Year Ended December 31, 2017		High		Low
First Quarter		$0.21		$0.0714
Second Quarter	$	N/A	$	N/A
Third Quarter	$	N/A	$	N/A
Four Quarter	$	N/A	$	N/A

Fiscal Year Ended December 31, 2016
First Quarter		$0.1135		$0.0001
Second Quarter		$0.1147		$0.05
Third Quarter		$0.084		$0.06
Fourth Quarter		$0.15		$0.03

Fiscal Year Ended December 31, 2015
First Quarter		$0.06		$0.04
Second Quarter		$0.16		$0.04
Third Quarter		$0.09		$0.08
Fourth Quarter		$0.09		$0.065

Holders

As of March 30, 2017, there are approximately 91 shareholders of record of our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Recent Sale of Unregistered Securities

There were no unregistered sales of the Company’s equity securities during the fiscal year ended December 31, 2016, that were not otherwise disclosed in a Current Report on Form 8-K.

15

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2016, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	8,000,000	$0.10	8,000,000

Equity compensation plans not approved by security holders	None

Total	8,000,000	$0.10	8,000,000

ITEM 6. SELECTED FINANCIAL DATA.

Smaller reporting companies are not required to provide the information required by this item.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

You should read the following discussion together with our financial statements and the related notes included elsewhere in this annual report on Form 10-K. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements.

Overview

Umatrin Holding Limited (formerly known as Golden Opportunities Corporation) (“UMHL”) was incorporated in the state of Delaware on February 2, 2005. UMHL was originally incorporated in order to locate and negotiate with a targeted business entity for the combination of that target company with the Company.

On January 6, 2016, UMHL acquired 80% of the equity interests of U Matrin Worldwide SDN. BHD. ("Umatrin") in exchange for the issuance of a total of 100,000,000 shares of its common stock to the two holders of Umatrin, Dato' Sri Eu Hin Chai and Dato' Liew Kok Hong. Immediately following the Share Exchange, the business of Umatrin became the business of UMHL.

U Matrin Worldwide SDN BHD, formerly known as OLC Worldwide SDN. BHD., was incorporated in Malaysia on July 22, 1993. The principal activities of Umatrin is direct selling and trading on beauty and personal care products, and investment holding.

UMHL entered into a share exchange agreement with Umatrin whereas the acquisition was accounted under US GAAP as a business combination under common control with UMHL being the acquirer as both entities were owned by the same controlling shareholders. Prior to the business combination, Dato' Sri Eu Hin Chai, through Umatrin Group Ltd., held 76% of the outstanding shares of common stock of the Company. Dato' Sri Eu Hin Chai and Dato' Liew Kok Hong beneficially owned 61.25% and 38.75% of Umatrin immediately prior to the closing. Accordingly, historical cost will be the basis for transfer of assets and liabilities in the business combination in accordance with ASC 805-50-30-5.

Umatrin Holding Limited and its subsidiary U Matrin Worldwide SDN. BHD. shall be referred as the “Company”.

The organization structure as follows:

Umatrin Holding Ltd. (USA)
80%
U Matrin Worldwide SDN BHD (Malaysia)

16

Recent Development

Pursuant to a registration statement on Form S-1 that was declared effective by the SEC on October 27, 2016 (the “Registration Statement”), we are offering for sale of a maximum of 100,000,000 shares of our common stock at a fixed price of $.02 per share. There is no minimum number of shares that must be sold by us for the offering to close. We will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our officers will be responsible for the sale of the shares. The offering will terminate upon the earlier to occur of: (i) the sale of all 100,000,000 shares being offered, or (ii) 120 days after this registration statement was declared effective by the SEC. However, we may extend the offering for up to 120 days following the 120 days offering period. We elected to extend the offering for additional 120 days on February 6, 2017. As of December 31, 2016, we issued 9,437,372 shares of common stock that are subject to the Registration Statement and received proceeds of $188,747.

Results of Operations

Comparison for the Fiscal Years Ended December 31, 2016 and 2015

	For the Years Ended
	December 31,	December 31,
	2016	2015
Sales	$1,521,590	$3,158,296
Cost of sales	(309,569)	(544,169)
Gross profit	1,212,021	2,614,127
Selling, general & administrative expenses	(1,403,376)	(2,926,809)
Other income (expenses)	(25,323)	(15,171)
Provision of income taxes	(10,769)	(27,701)
Net income (loss) attributable to the non-controlling interest	(7,647)	1,704
Net income (loss) attributable to Umatrin Holding Limited	$(219,800)	$(357,259)

Sales

For the fiscal year ended December 31, 2016, we generated $1,521,590 in sales, comparing to $3,158,296 for the fiscal year ended December 31, 2015. The 51.82% decrease in sales was mainly due to the fact that the operating sector is currently facing economic slowdown which adversely affect the purchasing power of the consumer. There is minimal movement in selling price for both financial year ended and the decreased in sales was due to decline in volume of goods sold.

Cost of sales

For the fiscal year ended December 31, 2016, we incurred $309,569 for the cost of sales, comparing to $544,169 for the fiscal year ended December 31, 2015. The 43.11% decrease is primarily due to the decrease of sales we had in fiscal year 2016.

Gross profit

The Company was able to generate a gross profit margin of 79% for the year ended December 31, 2016, which has a small movement of 3% as compared to the year ended December 31, 2015 as there was no major changes in the product and market mix for the Company.

17

Selling, general and administrative expenses

We incurred $1,403,376 in selling, general and administrative costs for the fiscal year ended December 31, 2016, comparing to $2,926,809 incurred for the fiscal year ended December 31, 2015. The significant decrease is primarily due to decrease in expenses incurred for salaries, advertising and marketing.

Other income (expenses)

Other expenses consist of interest expense, imputed interest expense and interest expense-beneficial conversion. For the fiscal year ended December 31, 2016, we incurred a total other expenses of $25,323, comparing to $15,171 for the fiscal year ended December 31, 2015. The increase is mainly due to interest expense for the repayment of term loan.

Net income attributable to Umatrin Holding Limited

As a result of the factors described above, for the fiscal year ended December 31, 2016, we had a net loss of $219,800, comparing to net loss of $357,259 for the fiscal year ended December 31, 2016. The Company will continue to implement new marketing strategies to improve its financial position.

Liquidity and Capital Resources

The Company had cash and cash equivalent of $133,269 and $174,113 as of December 31, 2016 and December 31, 2015, respectively.

Our company's operations have been funded through an equity financing and a series of debt transactions, primarily with shareholders, directors, and officers of our company and affiliated entities. These related party debt transactions such as sales purchases of inventory and advances have operated as informal lines of credit since the inception of our company, and related parties have extended credit as needed which our company has repaid at its convenience. We anticipate that we will incur operating losses in the foreseeable future and we believe we will need additional cash to support our daily operations while we are attempting to execute our business plan and produce revenues. If our related parties are unable or unwilling to provide additional capital, we would likely require financing from third parties. There can be no assurance that any additional financing will be available to us, on terms we believe to be favorable or at all. The inability to obtain additional capital would have a material adverse effect on our operations and financial condition and could force us to curtail or discontinue operations entirely and/or file for protection under bankruptcy laws.

Operating Activities

For the fiscal years ended December 31, 2016, we used $182,809 operating activities. The net cash used in operating activities resulted mainly from movement in depreciation expense, inventory, prepaid tax, other receivables and deposits, accounts payable and accrued expenses and other payables.

Investing Activities

For the fiscal year ended December 31, 2016, we used $65,291 in investing activity. The net cash used in investing activity resulted from the purchase of property and equipment and advance made to related parties.

18

Financing Activities

During the year ended December 31, 2016, we received proceeds of $226,635 from capital contribution and $2,834 from a related party and repaid $17,305 for a term loan. As a result, net cash provided by financing activities was $212,164 for the fiscal year ended December 31, 2016.

Loan Commitment

On December 23, 2014, we were granted a term loan of MYR2,300,000 (approximately $657,507) for the purchase of a four-story office with a repayment period of 240 months.

The term loan was secured by the title deed for the said property and guaranteed by directors of our Company. The term loan is subject to an interest charges at 2.10% per annum below the Bank’s Base Lending Rate (“BLR”) with daily rests. The BLR is currently at 6.85% for December 31, 2016.

On July 27, 2015, we made a drawdown of MYR2,300,000 (approx. $609,554) on the term loan. The repayment started effectively on September 1, 2015 with a fixed installment of MYR14,863.14 (approx. $3,582) for 240 installments.

Interest expenses were $25,323 and $12,086 for the years ended December 31, 2016 and 2015, respectively.

We have no known demands or commitments and we are not aware of any events or uncertainties as of December 31, 2016 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

We had no material commitments for capital expenditure for the year ended December 31, 2016 and 2015 except mentioned above.

Critical Accounting Policies

We prepare our financial statements in conformity with the generally accepted accounting principles in the United States (GAAP), which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experiences, current trends and other factors that management believes to be important at the time the financial statements are prepared. Due to the need to make estimates about effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions. On a regular basis, we review our critical accounting policies and how they are applied in the preparation of our financial statements.

While we believe that the historical experiences, current trends and other factors considered support the preparation of our condensed financial statements in conformity with GAAP, the actual results could differ from our estimates and such difference could be material.

Off Balance Sheet Arrangements

A former Director of the Company represents that the Company owes back compensation for services he believes he rendered to the Company and expenses he paid on behalf of the Company. The Company believes that the asserted claim relating to the compensation was not in connection with the service providing to the company. No claim has been filed against the Company for potential damages; accordingly, the Company is unable to reasonably estimate a potential loss or liability in this matter including related legal costs. In the event that a claim is filed against the Company, the Company will provide further disclosure and intends to fight such claim.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Smaller reporting companies are not required to provide the information required by this item.

19

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Umatrin Holding Limited.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Umatrin Holding Ltd

We have audited the accompanying consolidated balance sheets of Umatrin Holding Ltd as of December 31, 2016, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended December 31, 2016. Umatrin Holding Ltd’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The financial statements of Umatrin Holding Ltd as of December 31, 2015, and for the year then ended December 31, 2015, were audited by other auditors whose report expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Umatrin Holding Ltd as of December 31, 2016, and the results of its operations and its cash flows for the year then ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Umatrin Holding Ltd will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

San Mateo, California	/s/ WWC, P.C.
April 17, 2017	Certified Public Accountants

F-2

UMATRIN HOLDING LIMITED

CONSOLIDATED BALANCE SHEETS

(AUDITED)

	December 31,	December 31,
	2016	2015

Assets
Current Assets
Cash and cash equivalents	$133,269	$174,113
Inventory	1,470	88,957
Prepaid tax	96,410	-
Deferred tax assets	9,572	9,991
Due from related parties	128,645	81,039
Total Current Assets	369,366	354,100
Land, property and equipment, net	1,315,659	1,423,002
Deposits	34,544	45,373
Total Assets	1,719,569	1,822,475

Liabilities
Current Liabilities
Term loan payable-current portion	39,791	41,535
Accounts payable and accrued expenses	121,023	137,688
Income tax payable	-	1,441
Other payables	87,473	52,862
Due to related parties	655,414	678,668
Total Current Liabilities	903,701	912,193
Term loan payable-long term	454,559	491,197
Total Liabilities	1,358,260	1,403,390

Equity
Umatrin Holding Limited Stockholders' Equity

Preferred stock: 10,000,000 authorized; $0.00001 par value 0 and 0 shares issued and outstanding	-	-
Common stock: 500,000,000 authorized; $0.00001 par value 167,756,472 and 158,319,100 shares issued and outstanding	1,678	1,583
Additional paid in capital	2,842,951	2,654,298
Accumulated deficits	(2,427,575)	(2,207,775)
Accumulated other comprehensive loss	(148,725)	(133,464)
Total Umatrin Holding Limited Stockholders' Equity	268,329	314,643
Non-controlling interest	92,980	104,443
Total Equity	361,309	419,085
Total Liabilities and Stockholders Equity	$1,719,569	$1,822,475

See accompanying notes to financial statements

F-3

UMATRIN HOLDING LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(AUDITED)

	For the years ended
	December 31,	December 31,
	2016	2015
Sales	$1,521,590	$3,158,296
Cost of sales	309,569	544,169
Gross profit	1,212,021	2,614,127

Operating expenses
Selling, general & administrative expenses	1,403,376	2,926,809
Total operating expenses	1,403,376	2,926,809

Loss from operations	(191,355)	(312,682)

Other income (expenses)
Interest expense	(25,323)	(12,086)
Imputed interest expense	-	(2,168)
Interest expense-beneficial conversion	-	(917)
Total other income (expenses)	(25,323)	(15,171)

Net loss before income taxes	(216,678)	(327,853)

Provision for income taxes	(10,769)	(27,701)

Net loss	(227,447)	(355,554)

Less: Net loss attributable to non-controlling interest	(7,647)	1,704

Net loss attributable to Umatrin Holding Limited	$(219,800)	$(357,259)

Loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding - basic and diluted	158,757,488	152,216,582

See accompanying notes to financial statements

F-4

UMATRIN HOLDING LIMITED

STATEMENTS OF OWNERS' EQUITY

For the Years Ended December 31, 2016 and 2015

	Umatrin Holding Limitd Shareholders'
					Accumulated
	Common Stock, $0.00001		Additional Paid-In	Retained Earnings	Other Comprehensive	Non controlling	Total
	Shares	Amount	Capital	(Deficit)	Loss	Interest	Equity
Balance, December 31, 2014	133,570,000	$1,336	$2,117,331	$(1,850,516)	$(23,386)	$69,140	$313,905
Issuance of common stock for promissory notes	24,749,100	247	7,200				7,447
Imputed interest expense			2,168				2,168
Stock options expense			283,126				283,126
Proceeds from issuance of common stock			244,473			61,118	305,591
Net income (loss)				(357,259)		1,704	(355,555)
Cumulative translation adjustment					(110,078)	(27,519)	(137,597)
Balance, December 31, 2015	158,319,100	$1,583	$2,654,298	$(2,207,775)	$(133,464)	$104,443	$419,085
Issuance of common stock for cash	9,437,372	95	188,653				188,748
Net income (loss)				(219,800)		(7,647)	(227,447)
Cumulative translation adjustment					(15,261)	(3,816)	(19,077)
Balance, December 31, 2016	167,756,472	$1,678	$2,842,951	$(2,427,575)	$(148,725)	$92,980	$361,309

See accompanying notes to financial statements

F-5

UMATRIN HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AUDITED)

	For the years ended
	December 31,	December 31,
	2016	2015
Cash flows from operating activities
Net loss including noncontrolling interest	$(227,447)	$(355,554)
Adjustment to reconcile net loss from operations:
Depreciation expense	70,060	47,623
Imputed Interest expenses	-	2,168
Interest expense-beneficial conversion	-	917
Inventory written off	18,109	-
Receivables written off	6,404	-
Stock options issued for compensation	-	283,126
Changes in Operating Assets and Liabilities
Trade receivables	-	93,382
Inventory	72,376	(98,010)
Prepaid tax	(105,650)	(161,964)
Deferred tax asset	-	2,103
Other receivables and deposits	3,237	156,039
Accounts payable and accrued expenses	(18,756)	3,519
Other payables	(1,142)	(703,336)
Net cash used in operating activities	(182,809)	(729,988)

Cash flows from investing activities
Purchase of property and equipment	(18,335)	(1,385,944)
Advances made to related parties	(46,956)	-
Repayment of advances made to related parties	-	279,965
Net cash provided by (used in) investing activities	(65,291)	(1,105,979)

Cash flows from financing activities
Proceeds from common stock issued and to be issued	226,635	244,473
Capital Contribution by noncontrolling interest	-	61,118
Proceeds/(Repayment) to related party, net	2,834	(1,145,329)
Proceeds/(Repayments) from term loan, net	(17,305)	586,946
Net cash provided by financing activities	212,164	(252,792)

Effect of exchange rate changes	(4,908)	122,203

Net increase (decrease) in cash and cash equivalents	(40,844)	(1,966,556)
Cash and cash equivalents at beginning of period	174,113	2,140,669
Cash and cash equivalents at end of period	$133,269	$174,113
	$(0)	$0
Supplemental disclosures of cash flow information
Interest paid	$-	$-
Income taxes paid	$116,419	$172,869

See accompanying notes to financial statements

F-6

UMATRIN HOLDINGS LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

(AUDITED)

1. ORGANIZATION

Umatrin Holding Limited (formerly known as Golden Opportunities Corporation) (“UMHL”) was incorporated in the state of Delaware on February 2, 2005. UMHL was originally incorporated in order to locate and negotiate with a targeted business entity for the combination of that target company with the Company.

On January 6, 2016, UMHL acquired 80% of the equity interests of U Matrin Worldwide SDN. BHD. ("Umatrin") in exchange for the issuance of a total of 100,000,000 shares of its common stock to the two holders of Umatrin, Dato' Sri Eu Hin Chai and Dato' Liew Kok Hong. Immediately following the Share Exchange, the business of Umatrin became the business of UMHL.

UMatrin Worldwide SDN BHD, formerly known as OLC Worldwide SDN. BHD., was incorporated in Malaysia on July 22, 1993. The principal activities of Umatrin is direct selling and trading on beauty and personal care products, and investment holding.

UMHL entered into a share exchange agreement with Umatrin whereas the acquisition was accounted under US GAAP as a business combination under common control with UMHL being the acquirer as both entities were owned by the same controlling shareholders. Prior to the business combination, Dato' Sri Eu Hin Chai, through Umatrin Group Ltd., held 76% of the outstanding shares of common stock of the Company. Dato' Sri Eu Hin Chai and Dato' Liew Kok Hong beneficially owned 61.25% and 38.75% of Umatrin immediately prior to the closing. Accordingly, historical cost will be the basis for transfer of assets and liabilities in the business combination in accordance with ASC 805-50-30-5.

Umatrin Holding Limited and its subsidiary U Matrin Worldwide SDN. BHD. shall be referred as the “Company”.

The organization structure as follows:

Umatrin Holding Ltd. (USA)
80%
U Matrin Worldwide SDN BHD (Malaysia)

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP").

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Significant inter-company transactions have been eliminated in consolidation.

In accordance with ASC 805-50-45-5, for transactions between entities under common control, financial statements and financial information presented for prior periods should be retroactively adjusted to furnish comparative information. The accompanying consolidated financial statements are presented retrospectively as though the share exchange agreement between the Company and Umatrin occurred at the beginning of prior periods.

F-7

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported net income or losses.

Functional and presentation currency

The functional currency of Umatrin is the currency of the primary economic environment in which the Company operates which is Malaysia Ringgit (“MYR”).

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Exchange rate used for the translation as follows:

	Period End	Average
US$ to MYR	Rate	Rate
December 31, 2015	4.2942	3.8976
December 31, 2016	4.4824	4.1489

Fair value of financial instruments

The Company’s balance sheet includes financial instruments, including cash, term loan, accounts payable, accrued expenses, amounts due to related party and convertible notes payable to a related party. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

F-8

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2016. The respective carrying value of certain amounts on the balance sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Risks and uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

Commitments and contingencies

The Company adopted ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

The cash and cash equivalents for the year ended December 31, 2016 and December 31, 2015 were $133,269 and $174,113 respectively.

Trade receivables

Trade receivables are carried at anticipated realizable value. Bad debts are written off in the period in which they are identified. An estimate is made for doubtful debts based on a review of all outstanding amounts at the balance sheet date.

Bad debt expenses were $6,404 and $nil for the years ended December 31, 2016 and 2015, respectively.

Inventories

Inventories, which are primarily comprised of finished goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out (FIFO) method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis. Only defective products may be returned to the Company's suppliers.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses, if any.

F-9

Depreciation is calculated under the straight-line method to write off the cost of the assets over their estimated useful lives.

Computer and software	5 years
Furniture and fittings	10 years
Office equipment	10 years
Renovation and improvements	10 years
Building	40 years
Land	95 years

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising from de-recognition of asset is recognized in profit or loss.

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

Accounting for the impairment of long-lived assets

The Company accounts for impairment of plant and equipment and amortizable intangible assets in accordance with the standard, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of,” codified with ASC 360, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

Revenue recognition

The Company generally recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to Malaysia law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.

The revenue recognitions for both retail and dealers are the same, as each recognized when the Company sells it to these parties. There is no policy for dealer to return any unsold products unless it was a defective product.

Commission

The Company expenses commission costs as incurred and includes it in selling expenses. The Company expenses commission costs as incurred and includes it in selling expenses. The Company grants commission to dealers and promoters to promote and sell the products. Amount of commission is based upon agreed value between the Company and the dealers and promoters as there is no fix basis for such amount.

F-10

Advertising

The Company expenses advertising costs as incurred and includes it in selling expenses.

Income taxes and valuation allowance

The Company follows ASC 740, Income Taxes. The Company records deferred tax assets and liabilities for future income tax consequences that are attributable to differences between financial statement carrying amounts of assets and liabilities and their income tax bases. The measurement of deferred tax assets and liabilities is based on enacted tax rates that are expected to apply to taxable income in the year when settlement or recovery of those temporary differences is expected to occur. The Company recognizes the effect on deferred tax assets and liabilities of any change in income tax rates in the period that includes the enactment date. The Company record a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although the Company believes the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

Comprehensive income (loss)

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) ASC 220 Reporting Comprehensive Income, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. The Company’s comprehensive income (loss) consists of net income (loss) and foreign currency translation adjustments.

Earnings (loss) per share calculation

Basic net earnings (loss) per common share is computed by dividing the net earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per shares is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. When a net loss exists, dilutive shares are not included in the calculation as the impact is anti‑dilutive

The Company had potentially exercisable stock options issued or outstanding for the year ended December 31, 2016 and used the treasury-stock method to calculate diluted earnings per shares.

Segment information

The Company adopted ASC-280, Disclosures about Segments of an Enterprise and Related Information, which requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment (marketing and sales) and in one geographical segment Malaysia, as all of the Company’s current operations are carried in Malaysia.

Recent accounting pronouncements

In January 2016, the FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, which revises the accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. The ASU also amends certain disclosure requirements associated with the fair value of financial instruments. The new guidance requires the fair value measurement of investments in equity securities and other ownership interests in an entity, including investments in partnerships, unincorporated joint ventures and limited liability companies (collectively, equity securities) that do not result in consolidation and are not accounted for under the equity method. Entities will need to measure these investments and recognize changes in fair value in net income. Entities will no longer be able to recognize unrealized holding gains and losses on equity securities they classify under current guidance as available for sale in other comprehensive income (OCI). They also will no longer be able to use the cost method of accounting for equity securities that do not have readily determinable fair values. Instead, for these types of equity investments that do not otherwise qualify for the net asset value practical expedient, entities will be permitted to elect a practicability exception and measure the investment at cost less impairment plus or minus observable price changes (in orderly transactions). The ASU also establishes an incremental recognition and disclosure requirement related to the presentation of fair value changes of financial liabilities for which the fair value option (FVO) has been elected. Under this guidance, an entity would be required to separately present in OCI the portion of the total fair value change attributable to instrument-specific credit risk as opposed to reflecting the entire amount in earnings. For derivative liabilities for which the FVO has been elected, however, any changes in fair value attributable to instrument-specific credit risk would continue to be presented in net income, which is consistent with current guidance. The standard is effective beginning January 1, 2018 via a cumulative-effect adjustment to beginning retained earnings, except for guidance relative to equity securities without readily determinable fair values which is applied prospectively. The Company is currently assessing this ASU’s impact on the consolidated results of operations and financial condition.

F-11

In February 2016, the FASB issued ASU No. 2016-02, Leases, replacing existing lease accounting guidance. The new standard introduces a lessee model that would require entities to recognize assets and liabilities for most leases, but recognize expenses on their income statements in a manner similar to current accounting. The ASU does not make fundamental changes to existing lessor accounting. However, it modifies what qualifies as a sales-type and direct financing lease and related accounting and aligns a number of the underlying principles with those of the new revenue standard, ASU No. 2014-09, such as evaluating how collectability should be considered and determining when profit can be recognized. The guidance eliminates existing real estate-specific provisions and requires expanded qualitative and quantitative disclosures. The standard requires modified retrospective transition by which it is applied at the beginning of the earliest comparative period presented in the year of adoption. The ASU is effective January 1, 2019. The Company is currently assessing this ASU’s impact on the consolidated results of operations and financial condition.

In March 2016, the FASB issued ASU No. 2016-07, Simplifying the Transition to the Equity Method of Accounting, which eliminates the existing requirement to apply the equity method of accounting retrospectively (revising prior periods as if the equity method had always been applied) when an entity obtains significant influence over a previously held investment. The new guidance would require the investor to apply the equity method prospectively from the date the investment qualifies for the equity method. The investor would add the carrying value of the existing investment to the cost of any additional investment to determine the initial cost basis of the equity method investment. This ASU is effective January 1, 2017 on a prospective basis, with early adoption permitted. The Company would apply this guidance to investments that transition to the equity method after the adoption date.

In March 2016, the FASB issued ASU 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”. The amendments in this ASU are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition of these amendments is the same as the effective date and transition of ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. Public entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, which is intended to reduce diversity in practice in how certain cash receipts and payments are presented and classified in the statement of cash flows. The standard provides guidance in a number of situations including, among others, settlement of zero-coupon bonds, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and distributions received from equity method investees. The ASU also provides guidance for classifying cash receipts and payments that have aspects of more than one class of cash flows. The ASU is effective January 1, 2018, with early adoption permitted. The standard requires application using a retrospective transition method. The Company does not expect this ASU to have a material impact on the consolidated results of operations and financial condition.

F-12

In October 2016, the FASB issued ASU No. 2016-16, Intra-Entity Transfers of Assets Other Than Inventory, which modifies existing guidance and is intended to reduce diversity in practice with respect to the accounting for the income tax consequences of intra-entity transfers of assets. The ASU indicates that the current exception to income tax accounting that requires companies to defer the income tax effects of certain intercompany transactions would apply only to intercompany inventory transactions. That is, the exception would no longer apply to intercompany sales and transfers of other assets (e.g., intangible assets). Under the existing exception, income tax expense associated with intra-entity profits in an intercompany sale or transfer of assets is eliminated from earnings. Instead, that cost is deferred and recorded on the balance sheet (e.g., as a prepaid asset) until the assets leave the consolidated group. Similarly, the entity is prohibited from recognizing deferred tax assets for the increases in tax bases due to the intercompany sale or transfer. The ASU is effective January 1, 2018, with early adoption permitted as of January 1, 2017. The standard requires modified retrospective transition with a cumulative catch-up adjustment to opening retained earnings in the period of adoption. Upon adoption, a company would write off any income tax effects that had been deferred from past intercompany transactions involving non-inventory assets to opening retained earnings. In addition, an entity would record deferred tax assets with an offset to opening retained earnings for amounts that entity had previously not recognized under existing guidance but would recognize under the new guidance.

In October 2016, the FASB issued ASU No. 2016-17, Interests Held through Related Parties That Are under Common Control, which modifies existing guidance with respect to how a decision maker that holds an indirect interest in a variable interest entity (VIE) through a common control party determines whether it is the primary beneficiary of the VIE as part of the analysis of whether the VIE would need to be consolidated. Under the ASU, a decision maker would need to consider only its proportionate indirect interest in the VIE held through a common control party. Previous guidance had required the decision maker to treat the common control party’s interest in the VIE as if the decision maker held the interest itself. As a result of the ASU, in certain cases, previous consolidation conclusions may change. The standard is effective January 1, 2017 with retrospective application to January 1, 2016. The Company does not have significant involvement with entities subject to consolidation considerations impacted by VIE model factors. As a result, the Company does not expect this ASU to have a material impact on the Company’s consolidated results of operations and financial condition.

In November 2016, the FASB issued ASU No. 2016-18, Restricted Cash, which clarifies guidance on the classification and presentation of restricted cash in the statement of cash flows. Under the ASU, changes in restricted cash and restricted cash equivalents would be included along with those of cash and cash equivalents in the statement of cash flows. As a result, entities would no longer present transfers between cash/equivalents and restricted cash/equivalents in the statement of cash flows. In addition, a reconciliation between the balance sheet and the statement of cash flows would be disclosed when the balance sheet includes more than one line item for cash/equivalents and restricted cash/equivalents. The ASU is effective January 1, 2018, with early adoption permitted. Entities are required to apply the standard’s provisions on a retrospective basis. The Company does not expect this ASU to have a material impact on the Company’s consolidated results of operations and financial condition.

In January 2017, the FASB issued ASU No. 2017-01, Clarifying the Definition of a Business, which narrows the existing definition of a business and provides a framework for evaluating whether a transaction should be accounted for as an acquisition (or disposal) of assets or a business. The ASU requires an entity to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets; if so, the set of transferred assets and activities (collectively, the set) is not a business. To be considered a business, the set would need to include an input and a substantive process that together significantly contribute to the ability to create outputs. The standard also narrows the definition of outputs. The definition of a business affects areas of accounting such as acquisitions, disposals and goodwill. Under the new guidance, fewer acquired sets are expected to be considered businesses. The ASU is effective January 1, 2018 on a prospective basis with early adoption permitted. The Company would apply this guidance to applicable transactions after the adoption date.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. Under the new standard, goodwill impairment would be measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying value of goodwill. This ASU eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. For 3M, this ASU is effective prospectively to impairment tests beginning January 1, 2020, with early adoption permitted. 3M would apply this guidance to applicable impairment tests after the adoption date.

F-13

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes ASC 840, Leases.  This ASU is based on the principle that entities should recognize assets and liabilities arising from leases.  The ASU does not significantly change the lessees’ recognition, measurement and presentation of expenses and cash flows from the previous accounting standard.  Leases are classified as finance or operating.  The ASU’s primary change is the requirement for entities to recognize a lease liability for payments and a right of use asset representing the right to use the leased asset during the term on operating lease arrangements.  Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less.  Lessors’ accounting under the ASC is largely unchanged from the previous accounting standard.  In addition, the ASU expands the disclosure requirements of lease arrangements.  Lessees and lessors will use a modified retrospective transition approach, which includes a number of practical expedients.  The effective date will be the first quarter of fiscal year 2020 with early adoption permitted.  Management continues to assess the overall impact the adoption of ASU 2016-02 will have on the Company’s financial statements.

3. GOING CONCERN

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $2,427,575 as of December 31, 2016 which included a loss of $227,447 for the years ended December 31, 2016.

The Company faces uncertainty in the market for its products; accordingly, management has modified its product portfolio to focus on what its expects to be profitable products. The Company also plans to raise additional capital through the equity financing to fund the expansion of its current operations and to fund potential acquisitions with future profit potential. There are no assurances that the Company will be able to generate substantial profit from operations, or it will be able to raise equity financing; accordingly, these factors raise substantial doubt on the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4. LAND, PROPERTY & EQUIPMENT

Land, property & equipment consist of the following:

	December 31,	December 31,
	2016	2015
Computer and software	$19,708	$20,571
Furniture and fittings	27,215	28,408
Office equipment	39,603	41,014
Renovations and improvements	302,238	298,093
Building	831,626	864,843
Land	204,045	216,211
Total	1,424,436	1,469,140
Less: accumulated depreciation	(108,777)	(46,138)
Net	$1,315,659	$1,423,002

The depreciation expense charged to general and administrative expenses were $70,060 and $47,623 for the years ended December 31, 2016 and 2015, respectively.

F-14

5. RELATED PARTIES TRANSACTIONS

Due from related parties consists of the following:

	December 31,	December 31,
	2016	2015	Purpose
Global Bizrewards Sdn. Bhd.	$97,939	$34,465	Advance
Multimedia Biz Solution Sdn. Bhd.	-	46,574	Advance
Fine Portal Sdn. Bhd.	14,055	-	Advance
Sportlight Academy Sdn. Bhd.	10,907	-	Advance
M1Elite Sdn. Bhd.	5,744	-	Advance
Total Due from	$128,645	$81,039

Due to related parties consists of the following:

	December 31,	December 31,
	2016	2015	Purpose
Dato Sri Warren Eu Hin Chai	$606,928	$464,827	Capital Advance
Michael A. Zahorik	30,307	30,307	Capital Advance
SKH Media Sdn. Bhd.	18,179	15,939	Capital Advance, inventory purchase and rental
JS Health & Beauty Sdn. Bhd	-	-	Inventory purchase
Creative Iconic Sdn. Bhd.	-	167,595	Inventory purchase
Total Due to	$655,414	$678,668

The related parties’ relationship to the Company as follows:

Name	Relationship
Michael A. Zahorik	Former director
Global Bizrewards Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Multimedia Biz Solution Sdn. Bhd.	Related by common director, Dato' Liew Kok Hong
Fine Portal Sdn. Bhd.	Related by common director, Dato' Liew Kok Hong
Sportlight Academy Sdn. Bhd.	Related by key employee; Lim Chee Pin
M1Elite Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
SKH Media Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Dato Sri Warren Eu Hin Chai	Director & Shareholder of the Company
JS Health & Beauty Sdn. Bhd	Related by common former director, Dato' Liew Kok Hong
Creative Iconic Sdn. Bhd.	Related by key employee; Patricia Low

The amounts due from or due to related parties’ were unsecured, non-interest bearing, and due on demand.

The Company purchased its inventory from its suppliers JS Health & Beauty Sdn. Bhd., SKH Media Sdn. Bhd. and Creative Iconic Sdn. Bhd. The amounts of inventory purchased from these suppliers were $250,626 and $544,168 for the years ended December 31, 2016 and 2015, respectively.

The Company leased an office space from SKH Media Sdn. Bhd. The rent expenses were $28,923 and $30,788 for the years ended December 31, 2016 and 2015, respectively.

The Company had recognized imputed interest expense on advances from Michael A. Zahorik, former director, in the amounts of $nil and $2,168 for the years ended December 31, 2016 and 2015, respectively. These amounts were recognized as interest expense and a corresponding contribution to capital.

F-15

6. CONVERTIBLE NOTE PAYABLE

On September 15, 2013, $164,994 of shareholder advances payable to the Company's sole officer and majority owner were re-structured into two notes in equal amounts of $82,497, each convertible into the Company's common stock at rates of $0.005 and $0.01 per share respectively. The notes are convertible on demand of the holder, bear no interest, have a maturity date of September 15, 2023.

The Company discounted the non-interest bearing note at 3.24% interest rate, in accordance with the Applicable Federal Rate. Based on the intrinsic value of the conversion feature, the Company determined that there was a beneficial conversion feature associated with two notes payable. As a result of the beneficial conversion feature exceeding the proceeds received from the promissory notes, management discounted the notes 100% as a debt discount and will amortize this discount over the 10-year lives of the notes on the interest rate method.

On March 29, 2015, two notes in equal amounts of $82,497 were converted by the new controlling shareholders on March 29, 2015 into 16,499,400 shares of common stock at $0.005 per share and 8,249,700 shares of common stock at $0.01 per share.

The interest expense amortized for the years ended December 31, 2016 and 2015 were $nil and $917, respectively. The Company recognized total debt discount amortized of $7,447 as interest expenses from the day the notes were issued till the day the notes were converted.

7. STOCKHOLDERS’ EQUITY

On February 20, 2015, the majority shareholders voted on and approved an increase of the number of authorized common shares from 100,000,000 to 500,000,000 and a decrease in par value from $0.001 to $0.00001. The majority shareholders also voted on and approved a designation of 10,000,000 preferred shares with no series and a par value of $0.00001. The financial statements presented have been retroactively restated to present the change in authorized and par value.

Equity –Common Stock

The Company has 167,756,742 shares of common stock issued and outstanding as of December 31, 2016.

During the year ended December 31, 2016, the Company issued 9,437,372 shares of Common Stock at $0.02 per share for total proceeds of $188,747.

As of December 31, 2016, the Company also received cash consideration of $37,887 for shares of common stock to be issued at $0.02 per share which has been classified as stock subscription payable.

On March 29, 2015, the Company issued 16,499,400 shares at $0.005 a share and totaling $82,497 and 8,249,700 shares at $0.01 a share and totaling $82,497 as conversions of two promissory notes payable for past advances and loans. (Refer to Note 7)

Equity – Additional Paid-In Capital

The Company recognized imputed interest expense on related party advances in the amounts of $2,168 for the year ended December 31, 2015 as corresponding contribution to capital.

Stock options

On July 30, 2011, the Company issued an option to purchase 8,000,000 common shares to a former employee of the Company in consideration for services at $0.10 per share valued at $nil on the date of grant as compensation.

F-16

The fair value of the option grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

July 30, 2011
Expected option life (year)	8
Expected volatility	58.62%*
Expected dividends	0.00%
Risk-free rate(s)	2.32%
__________________

*  As a thinly traded public entity, it is not practicable for the Company to estimate the expected volatility of its share price. The Company selected two (2) comparable companies to calculate the expected volatility. The Company calculated two (2) comparable companies' historical volatility over the expect life of the share options of eight (8) years and averaged the two (2) comparable companies' historical volatility as its expected volatility.

The fair value of the stock options issued on July 31, 2011 using the Black-Scholes Option Pricing Model was $504,024 at the date of grant. On August 22, 2015, all the remaining unvested stock options became vested As of December 31, 2016, the vested shares above are potentially exercisable.

For the years ended December 31, 2016 and 2015, $nil and $283,126 respectively, was recognized as compensation expense for stock options issued.

Summary of Compensation Expense-Options

Date	Value on Date of Grant	Expenses Reported	Expense Projected	True-up Amount	Cumulative Reported Expense	Unrecognized Compensation	Weighted Average Period to Recognize
7/30/2011	504,024					504,024	7.0
1/31/2012		16,053			31,933	472,091	6.5
1/31/2013		61,132		(43)	95,065	408,959	5.5
1/31/2014		62,891		43	157,957	346,067	4.5
1/31/2015		62,941			220,898	283,126	3.5
12/31/2015		283,126			504,024	-	-

8. COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

Operating Lease Commitments

The Company entered into a property lease agreement for office space which started on December 1, 2014 and expired on October 31, 2015 for monthly payment of MYR10,000 (approximately $2,410). The lease was not renewed and the Company continues to rent the property on a month to month basis.

The rent expenses were $28,923 and $30,788 for the years ended December 31, 2016 and 2015, respectively.

F-17

Concentration and Credit risk

Cash deposits with banks are held in financial institutions in Malaysia, which are federally insured with deposit protection up to MYR250,000 (approximately $55,774). Accordingly, the Company has a concentration of credit risk related to the uninsured part of bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

The Company depends on few supplier for its products. Accordingly, the Company has a concentration risk related to these suppliers. Failure to maintain existing relationships with the suppliers or to establish new relationships in the future could negatively affect the Company’s ability to obtain products sold to customers in a timely manner. If the Company is unable to obtain ample supply of products from existing suppliers or alternative sources of supply, the Company may be unable to satisfy the orders from its customers, which could materially and adversely affect revenues.

Contingent Liability

A former employee of the Company represents that the Company owes back compensation for services he believes he rendered to the Company and expenses he paid on behalf of the Company. The Company believes all balances owed to him have been settled in prior periods. The Company asserts that a claim has not been filed against the Company for potential damages; accordingly, the Company is unable to reasonably estimate a potential loss or liability in excess of the amount accrued in this matter including related professional fees. In the event that a claim is filed against the Company, the Company will provide further disclosure.

9. TERM LOAN

On December 23, 2014, MYR2,300,000 (approximately $657,507) term loan was granted to the Company for the purchase of a four-story office with a repayment period of 240 months.

The term loan was secured by the title deed for the said property and guaranteed by directors of the Company. The term loan is subject to an interest charges at 2.10% per annum below the Bank’s Base Lending Rate (“BLR”) with daily rests. The BLR is currently at 6.85% for December 31, 2016.

On July 27, 2015, the Company made a drawdown of MYR2,300,000 (approx. $609,554) on the term loan. The repayment started effectively on September 1, 2015 with a fixed installment of MYR14,863.14 (approx. $3,582) for 240 installments.

Interest expenses were $25,323 and $12,086 for the years ended December 31, 2016 and 2015, respectively.

10. PROVISION FOR TAXES

United States

Umatrin Holding Ltd (“UMHL”) is established in the State of Delaware in United States and is subject to Delaware State and US Federal tax laws. UMHL has not recognized an income tax benefit for its operating losses based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. Further, the benefit from utilization of NOL carry forwards could be subject to limitations due to material ownership changes that could occur in the Company as it continues to raise additional capital. Based on such limitations, the Company has significant NOLs for which realization of tax benefits is uncertain. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

F-18

As of December 31, 2016, UMHL has accumulated net operating losses of $2,427,575 which carryovers as a deferred tax asset that begins to expire in 2025.

The net losses before income taxes and its provision for income taxes as follows:

	For the year ended
	December 31,	December 31,
	2016	2015
Net loss before income taxes	(189,210)	(364,077)

Tax expenses (benefit) at the statutory tax rate	(64,331)	(54,612)

Tax effects of:
Valuation allowance	64,331	54,612
Income tax benefit	-	-

The components of deferred tax assets and liabilities as follows:

	December 31,	December 31,
	2016	2015
Deferred tax asset
Net operating losses carryforwards	$395,431	$331,100
Valuation allowance	(395,431)	(331,100)
Deferred tax assets, net	$-	$-

Malaysia

The Company’s subsidiary, U Matrin Worldwide SDN BHD, is established in Malaysia and its income is subject to Malaysia tax laws. The income tax rate is 20% for the first MYR500,000 ($111,548) taxable income and 25% thereafter.

The net income (losses) before income taxes and its provision for income taxes as follows:

	For the year ended
	December 31,	December 31,
	2016	2015
Net income (loss) before income taxes	$(27,468)	$36,224

Tax expense (benefit) at the statutory tax rate	(5,497)	7,245

Tax effects of:
Expenses not currently deductible	-	-
Under accrual taxes in prior year	11,237	2,044
Valuation allowance	5,029	18,412
Income tax expense (benefit)	$10,769	$27,701

F-19

The components of deferred tax assets and liabilities as follows:

	December 31,	December 31,
	2016	2015
Deferred tax asset
Expenses not currently deductible	$9,572	$9,991
Valuation allowance	-	-
Deferred tax assets, net	$9,572	$9,991

The Company has prepaid income tax of $96,410 and $nil as of December 31, 2016 and 2015, respectively.

11. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued. Based on our evaluation, no events have occurred which require adjustment or disclosure.

F-20

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

(1)	Previous Independent Registered Public Accounting Firm

	(i)	On February 27, 2017, we dismissed Yichien Yeh CPA, P.C. (“Yeh CPA”) as our independent registered public accounting firm.

	(ii)	The decision to change the independent registered public accounting firm was approved by the Board of Directors of the Company.

(iv)

During the Company’s most recent fiscal year ended December 31, 2015 and through February 27, 2017, the date of dismissal, (a) there were no disagreements with Yeh CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Yeh CPA, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

(2)	New Independent Registered Public Accounting Firm

On February 28, 2017, the Board of Directors of the Company appointed WWC, P.C. (“WWC”) as its new independent registered public accounting firm to audit and review the Company’s financial statements. During the two most recent fiscal years ended December 31, 2015 and December 31, 2014 and any subsequent interim periods through the date hereof prior to the engagement of WWC, neither the Company, nor someone on its behalf, has consulted WWC regarding:

(i)

either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that the new independent registered public accounting firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

	(ii)	any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

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ITEM 9A. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

We carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)). Based upon that evaluation, our principal executive officer and principal financial officer concluded that, as of the end of the period covered in this report, our disclosure controls and procedures were not effective to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the required time periods and is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

Limitations on Systems of Controls

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. To address the material weaknesses identified in our evaluation, we performed additional analysis and other post-closing procedures in an effort to ensure our financial statements included in this annual report have been prepared in accordance with generally accepted accounting principles. Accordingly, management believes that the financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented.

Management's Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934 as a process designed by, or under the supervision of, the company's principal executive and principal financial officers and effected by the company's board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America and includes those policies and procedures that:

•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company;

•

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and,

•

Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Because of the inherent limitations of internal control, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process. Therefore, it is possible to design into the process safeguards to reduce, but not eliminate, this risk.

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As of December 31, 2016, management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO-2013 framwork") and SEC guidance on conducting such assessments. Based on that evaluation, they concluded that, during the period covered by this report, such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were lack of a functioning audit committee due to a lack of a majority of independent members; lack of a majority of outside directors on board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; inadequate segregation of duties consistent with control objectives and affecting the functions of authorization, recordkeeping, custody of assets, and reconciliation; and, management dominated by a single individual/small group without adequate compensating controls.

Management believes that the material weaknesses did not have an effect on our financial results. However, management believes that the lack of a functioning audit committee and the lack of a majority of outside directors on our board of directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

Management's Remediation Initiatives

In an effort to remediate the identified material weaknesses and other deficiencies and enhance our internal controls, we have initiated, or plan to initiate, the following series of measures:

We will create a position to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function when funds are available to us. And, we plan to appoint one or more outside directors to our board of directors who shall be appointed to an audit committee resulting in a fully functioning audit committee who will undertake the oversight in the establishment and monitoring of required internal controls and procedures such as reviewing and approving estimates and assumptions made by management when funds are available to us.

Management believes that the appointment of one or more outside directors, who shall be appointed to a fully functioning audit committee, will remedy the lack of a functioning audit committee and a lack of a majority of outside directors on our Board.

We will work as quickly as possible to implement these initiatives; however, the lack of adequate working capital and positive cash flow from operations will likely slow this implementation.

Changes in internal controls over financial reporting

There was no change in our internal controls over financial reporting that occurred during the period covered by this report, which has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

ITEM 9B. OTHER INFORMATION

None.

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PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Title

Dato' Sri Warren Eu Hin Chai	39	President, CEO, CFO, Director
Dato' Dr. William Lee Wun Loong	42	Vice President, Director
Dato' Osmanthus Ang Kui Hwa	59	Director
Teoh Bi Shan	31	Director
Teng Ling Ching	36	Director

All of our directors hold offices until the next annual meeting of the shareholders of the Company, and until their successors have been qualified after being elected or appointed. Officers serve at the discretion of the board of directors.

The following sets forth biographical information regarding the above Officers and Directors.

Dato' Sri Warren Eu Hin Chai, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Director

During the past five years and to date, Dato’ Sri Warren Eu is the director for SKH Media, Global Bizrewards, Hipland Realty and U Matrin Worldwide, as well as Vice President and Director of Umatrin Holding Limited. He has led SKH Media into a company specialized in marketing communications. He had used his insights, experience, expertise, creativity, environment knowledge and business sense to helped SKH Media’s clients to compete successfully in marketing strategy, advertising every form of marketing communication and in monitoring progress to increase their profits in a sustainable way. He has introduced loyalty programme marketing via Global Bizrewards to boost the participated merchant brand and at the same time benefited the consumers. He has also ventured himself into property and hotel industry via Hipland Realty. In view of his extensive knowledge in various industries, he is the best candidate to be appointed as the President, Chairman of the Board, Director, CEO, and CFO to lead the Company to success.

Dato’ Dr. William Lee Wun Loong, Vice President and Director

During the past five years, Dato’ Dr. William Lee has been the President of Malaysia Elite Disaster Rescue Foundation, Director of Lagenda Education Group and Marketing Director of Oasis College. Dato’ Dr. William Lee holds a Philosophy of Doctorate (PhD) in Business Management from the Golden State University in the United States of America (USA). Dato’ Dr. William Lee had successfully contributed a total value of more than RMB 3 Billion in Fujian and Guangxi Education Development. Under his leadership, UMHL has concluded its distinctive investment concepts and management system based on the deep understanding of economies and enterprises. Through forward-looking layout, flexible investment strategies and sustained value-added services, UMHL, under his leadership is now concentrating its strategic investments into three major areas of property development, agriculture & tourism, education.

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Dato' Osmanthus Ang Kui Hwa, Director

Dato' Osmanthus Ang, a graduate who holds a Doctorate of Philosophy in Business from University of Wisconsin, United States of America. She has started her own business since 1985 offering beauty and design services. She was the Founder and Chairman of Jashen Interior Design and had led the business to growth steadily and successfully. Dato' Osmanthus Ang is not only a successful entrepreneur, she has been actively involved in social causes. She is the Founder and President of United Commerce of Women, a non-governmental organization established to provide support to women especially single mother, to enhance their self-image, build their self-confidence and networks, to assist them to set up their own businesses or to form business partnerships. Her success in business and her contribution to society has been recognized and she was awarded with numerous awards, and one of them is "Darjah Kebesaran Mahkota Pahang Yang Amat Mulia Peringkat Kedua Darjah Indera Mahkota Pahang" with the title "Dato".

Teoh Bi Shan, Director

Ms. Teoh joined Umatrin since April 2015 and has served as our legal advisor. She had successfully resolved the company legal dispute and had reorganized the management of the company towards ISO standards. She is a law graduate from University of Northumbria, United Kingdom. After she obtained her Certificate in Legal Practice (CLP), she joined Jeff Leong Poon & Wong and has advised public listed companies in fund raising and other corporate exercises on Bursa Malaysia including initial public offerings, trust deed, warrant, rights issues, bond issues, share split and restructuring. Thereafter, she shifted from a corporate lawyer to a litigator and joined Vin & Isaac Lee. She has several years of complex litigation experience in directorship dispute, partnership dissolution, business contract dispute and intellectual property dispute.

Teng Ling Ching, Director

Mr. Teng was an accomplished systems administrator with more than 14 years of experience managing server infrastructures and data-center operations across multiple platforms such as Unix, Linux, Windows. He had effectively plan, install, configure and optimize the IT infrastructure to consistently achieve high ability and performance. He had proven his ability to create and deliver solutions for fast business growth, organizational development and systems/network optimization. Throughout his history of employment with MVM Home Entertainment and MNC Group Indonesia, he is well known as skilled troubleshooter and a great team leader in a range of IT environments.

Term of Office

Our directors hold office until the next annual general meeting of our stockholders and until their successors have been duly elected and qualified or until removed from office in accordance with our bylaws. Our officers are elected by and serve at the discretion of the board of directors.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Certain Legal Proceedings

To our knowledge, no director, nominee for director, or executive officer of the Company has been a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with our director or executive officer.

24

Board Committees

We have not formed an Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee as of the filing of this Annual Report. Our Board of Directors performs the principal functions of an Audit Committee. We currently do not have an audit committee financial expert on our Board of Directors.

Compliance with Section 16(A) Of the Exchange Act.

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and are required to furnish copies to the Company. Based solely on our review of the reports filed with the SEC, no person failed to timely file reports required by Section 16(a) in the past two fiscal years.

Code of Ethics

We have not adopted a Code of Ethics applicable to our Principal Executive Officer and Principal Financial Officer.

ITEM 11. EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to our current executive officer, for the years ended December 31, 2016 and 2015.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total Compen- sation ($)

Dato' Sri Warren Eu Hin Chai,	2016	$-	-	-	-	-	-	-	-
CEO, CFO & Director	2015	$-	-	-	-	-	-	-	-

Dato' Dr. William Lee Wun Loong	2016	$-	-	-	-	-	-	-	-
Vice President & Director (1)	2015	$-	-	-	-	-	-	-	-

______________

(1)     Dato’ Dr. William Lee Wun Loong was appointed as our Vice President on January 2, 2017 and therefore did not receive any compensation during the fiscal years ended December 31, 2016 and 2015.

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Compensation Discussion and Analysis

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

Compensation of Directors

The following is a summary of the compensation we paid to the Directors of UMHL, for the years ended December 31, 2016 and 2015.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dato' Sri Warren Eu Hin Chai	2016	107,258	-	-	-	-	-	-	107,258
	2015	171,520	-	-	-	-	-	-	171,520

Dato' Dr. William Lee Wun Loong (2)	2016	-	-	-	-	-	-	-	-
	2015	-	-	-	-	-	-	-	-

Dato' Osmanthus Ang Kui Hwa	2016	14,462	-	-	-	-	-	-	14,462
	2015	15,394	-	-	-	-	-	-	15,394

Teoh Bi Shan	2016	28,924	-	-	-	-	-	-	28,924
	2015	28,736	-	-	-	-	-	-	28,736

Teng Ling Ching	2016	26,031	-	-	-	-	-	-	26,031
	2015	10,776	-	-	-	-	-	-	10,776

________

(1)	Dato' Dr. William Lee Wun Loong was appointed as a Director of the Company on January 2, 2017 and therefore did not receive any compensation for the fiscal years ended December 31, 2015 and 2016.

As of the date of this report, we have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the beneficial ownership of our ordinary shares, the sole outstanding class of our voting securities, by (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding ordinary shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. ordinary shares subject to options, warrants or convertible securities exercisable or convertible within 60 days as of the date hereof are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.

26

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)

Umatrin Group Ltd. (2)	14,692,000	21.684%
Dato' Dr. William Lee Wun Loong	27,414,100	40.46%
CEDE & Co.	8,330,000	12.294%
All officers and directors	42,106,100	62.144%

____________

(1)	Based on 67,756,472 shares of common stock outstanding as of March 30, 2017.
(2)

Principal offices located at 24 Lesperance Complex Providence Industrial Estate, Maha T2 0000. Dato' Sri Warren Eu Hin Chai, our CEO, CFO and director is the sole stockholder of Umatrin Group Ltd. Through his position as the sole stockholder in Umatrin Group Ltd, Dato' Sri has the power to dispose of or direct the disposition of the shares of common stock in Umatrin Group Ltd. As a result, Dato' Sri may, under the rules of the Securities and Exchange Commission, be deemed to be the beneficial owner of the shares of common stock.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Due from related parties consists of the following:

	December 31,	December 31,
	2016	2015	Purpose
Global Bizrewards Sdn. Bhd.	$97,939	$34,465	Advance
Multimedia Biz Solution Sdn. Bhd.	-	46,574	Advance
Fine Portal Sdn. Bhd.	14,055	-	Advance
Sportlight Academy Sdn. Bhd.	10,907	-	Advance
M1Elite Sdn. Bhd.	5,744	-	Advance
Total Due from	128,645	81,039

Due to related parties consists of the following:

	December 31,	December 31,
	2016	2015	Purpose
Dato Sri Warren Eu Hin Chai	$606,928	$464,863	Capital Advance
Michael A. Zahorik	30,307	30,707	Capital Advance
SKH Media Sdn. Bhd.	18,179	15,939	Capital Advance, inventory purchase and rental
JS Health & Beauty Sdn. Bhd	-	-	Inventory purchase
Creative Iconic Sdn. Bhd.	-	167,159	Inventory purchase
Total Due to	655,414	678,668

27

The related parties’ relationship to the Company as follows:

Name	Relationship
Michael A. Zahorik	Former director
Global Bizrewards Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Multimedia Biz Solution Sdn. Bhd.	Related by common director, Dato' Liew Kok Hong
Fine Portal Sdn. Bhd.	Related by common director, Dato' Liew Kok Hong
Sportlight Academy Sdn. Bhd.	Related by key employee; Lim Chee Pin
M1Elite Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
SKH Media Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Dato Sri Warren Eu Hin Chai	Director & Shareholder of the Company
JS Health & Beauty Sdn. Bhd	Related by common former director, Dato' Liew Kok Hong
Creative Iconic Sdn. Bhd.	Related by key employee; Patricia Low

The amounts due from or due to related parties were unsecured, non-interest bearing, and due on demand.

We purchased our inventory from our suppliers JS Health & Beauty Sdn. Bhd., SKH Media Sdn. Bhd. and Creative Iconic Sdn. Bhd. The amounts of inventory purchased from these suppliers were $250,626 and $544,168 for the years ended December 31, 2016 and 2015, respectively.

We leased an office space from SKH Media Sdn. Bhd. The rent expenses were $28,923 and $30,788 for the years ended December 31, 2016 and 2015, respectively.

We had recognized imputed interest expense on advances from Michael A. Zahorik, former director, in the amounts of $nil and $2,168 for the years ended December 31, 2016 and 2015, respectively. These amounts were recognized as interest expense and a corresponding contribution to capital.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees billed by our principal independent accountant for each of our last two fiscal years for the categories of services indicated.

	Years Ended December 31,
Category	2016	2015
Audit Fees	$37,228	$89,250
Audit Related Fees	0	0
Tax Fees	2,000	0
All Other Fees	0	0

Audit fees. Consists of fees billed for the audit of our annual financial statements, review of our Form 10-K, review of our quarterly financial statements, review of our Forms 10-Q and services that are normally provided by the accountant in connection with year-end and interim statutory and regulatory filings or engagements.

Audit-related fees. Consists of fees billed for the review of registration statements, audit related consulting and services that are normally provided by the accountant in connection with non-year end statutory and regulatory filings or engagements.

Tax fees. Consists of professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning.

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PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

a) Documents filed as part of this Annual Report

1.	Consolidated Financial Statements

2.	Financial Statement Schedules

3.	Exhibits

Exhibits #	Title

3.1	Certificate of Incorporation of the Company (1)
3.2	Certificate of Amendment to the Articles of Incorporation of the Company, dated June 3, 2008 (2)
3.3	Certificate of Amendment to the Articles of Incorporation of the Company, dated March 16, 2015 (3)
3.4	Certificate of Amendment to the Articles of Incorporation of the Company, dated March 28, 2015 (3)
3.5	Bylaws (2)
10.1	Share Exchange Agreement, dated January 6, 2016, by and among Dato' Sri Warren Eu Hin Chai, Dato' Liew Kok Hong, the Company, and U MATRIN WORLDWIDE SDN BHD. (3)
10.2	Term Loan Agreement, dated December 23, 2014, by and between RHB Bank Berhad and U MATRIN WORLDWIDE SDN BHD. (3)
10.3	Sale and Purchase Agreement, dated November 12, 2014, by and between Mega Panorama Sdn Bhd. and U MATRIN WORLDWIDE SDN BHD. (3)
21.1	List of Subsidiaries (3)
31.1	Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1+	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2+	Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

___________

+	In accordance with the SEC Release 33-8238, deemed being furnished and not filed.
(1)	Incorporated by reference to the Company's Registration Statement on Form 10-SB, as filed with the Securities and Exchange Commission on March 8, 2005.
(2)	Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 29, 2008.
(3)	Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 6, 2016.

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SIGNATURES

Pursuant to the requirement of Section 13 or 15(d) of the Securities Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UMATRIN HOLDING LIMITED

Date: April 17, 2017	By:	/s/ Dato' Sri Warren Eu Hin Chai
Dato' Sri Warren Eu Hin Chai
President, Chief Executive Officer, and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dato' Sri Warren Eu Hin Chai	President, Chief Executive Officer, Chief	April 17, 2017
Dato' Sri Warren Eu Hin Chai	Financial Officer, and Director

/s/ Dato' Dr. William Lee	Vice President and Director	April 17, 2017
Dato' Dr. William Lee Wun Loong

/s/ Dato' Osmanthus Ang Kui Hwa	Director	April 17, 2017
Dato' Osmanthus Ang Kui Hwa

/s/ Teoh Bi Shan	Director	April 17, 2017
Teoh Bi Shan

/s/ Teng Ling Ching	Director	April 17, 2017
Teng Ling Ching

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